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                                                                     EXHIBIT 3.1


                            ARTICLES OF ASSOCIATION
                            -----------------------

For the purpose of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

     FIRST.     The title of this Association shall be First Consumers National
Bank.

     SECOND.    The main office of the Association shall be located at 9300
Gemini Drive, Beaverton, Oregon. The general business of the Association shall be conducted at its main office.

     THIRD.     The Association:

          (i)   will engage only in credit card operations;

          (ii) will not accept demand deposits that the depositor may withdraw by check or similar means for payment to third parties or others;

          (iii) will not accept any savings or time deposits of less than $100,000, except deposits which are pledged as collateral for extensions of credit by the Association ;

          (iv)  will maintain only one office that accepts deposits; and

          (v) will not engage in making of commercial loans. However, loans made to individuals through credit cards are not, for the purposes of this section, considered to be commercial loans and the Association may purchase credit card receivables from establishments where such credit cards are accepted.

     This provisions will not be eliminated or amended without the advance written approval of the OCC.

     FOURTH.    The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director, during the full term of his or her Directorship, shall own a minimum of $1,000 aggregate par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of 12 USC (S)184(a)(2).

     Any vacancy in the Board of Directors may be filled by action of the Board of Directors provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which: (1) exceeds by more than two the number of Directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than four the number of Directors last elected by shareholders where the number was 16 or more, but in no event shall the number of Directors exceed 25.
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     FIFTH.    There shall be an annual meeting of the shareholders to elect
Directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the Board of Directors may designate, on that day of each year specified therefore in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

     Nominations for election of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for election of Directors. Nominations other than those made by or on behalf of the existing bank management shall be made in writing and be delivered or mailed to the President of the Association and to the OCC, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association and to the OCC not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     .  The name and address of each proposed nominee.

     .  The principal occupation of each proposed nominee.

     . The total number of shares of capital stock of the Association that will be voted for each proposed nominee.

     .  The name and residence of the notifying shareholder.

     . The number of shares of capital stock of the Association owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, but disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

     SIXTH.    The authorized amount of capital stock of this Association shall be 1,000,000 shares of common stock of the par value of one hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States. The initial number of shares issued shall be 20,000.

     No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued, or sold, or any right of subscription to any thereof other than such, if any, as the
Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.
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     The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     SEVENTH. The Board of Directors shall appoint one of its members president of this Association, who shall be chairperson of the Board, unless the Board appoints another Director to be the chairperson. The Board of Directors shall have the power to appoint one or more vice presidents, a cashier and such other officers and employees as may be required to transact the business of this Association.

     The Board of Directors shall have the power to:

     .  Define the duties of the officers and employees of the Association.

     .  Fix the salaries to be paid to the officers and employees.

     .  Dismiss officers and employees.

     . Require bonds from officers and employees and to fix the penalty thereof.

     . Regulate the manner in which any increase of the capital for the Association shall be made.

     .  Manage and administer the business and affairs of the Association.

     .  Make all bylaws that it may be lawful for the Board to make.

     .  Generally to perform all acts that are legal for a Board to make.

     EIGHTH.   The Board of Directors shall have the power to change the
location of the main office to any other place within the limits of Beaverton, Oregon without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholder, subject to approval by the Office of the Comptroller of the Currency.

     NINTH.    The corporate existence of this Association shall continue until terminated according to the laws of the United States.

     TENTH.    The Board of Directors of this Association or any one or more shareholders owning, in the aggregate, not less than 51 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association.
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     ELEVENTH.  Any person, his/her heirs, executors, or administrators may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he/she or they shall be made a party by reason of his/her being or having been a Director, officer, or employee of the Association or of any firm, corporation, or organization which he/she served in any such capacity at the request of this Association. Provided; however, that no person shall be so
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indemnified or reimbursed relative to any matter in such action, suit, or proceeding as to which he/she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his/her duties to the Association; And, provided further, that no
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person shall be so indemnified or reimbursed relative to any such matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of Directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his/her heirs, executors, or administrators, may be entitled as a matter of law.

     Notwithstanding the foregoing no Director, officer or employee shall be indemnified against expenses, penalties or other payment incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals to the Association.

     TWELFTH.   These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative note of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case, by the vote of the holders of such greater amount.

     I, ____________________, certify that : (1) I am the duly constituted secretary of First Consumers National Bank and Secretary of its Board of Directors, and as such officer am the official custodian of its records; (2) the foregoing Articles of Association are the Articles of Association of the bank, and all of them are now lawfully in force and effect.

     I have hereunto affixed my official signature at the seal of the bank, in the City of Beaverton, Oregon, on this _____th day of ____________, ____.


                                    _______________________________

                    Date Accepted:  _______________________________

                         By:        _______________________________